Exhibit 99.1

ALLERGAN ANNOUNCES AGREEMENT TO ACQUIRE ACZONE® GEL 5%
- - Acquisition Will Address Unmet Medical Need in Acne Therapies and Strengthen
Allergan’s Medical Dermatology Product Portfolio - -
(IRVINE, Calif., June 9, 2008) – Allergan, Inc. (NYSE: AGN) today announced that its wholly-owned subsidiary, Allergan Sales, LLC, has entered into an agreement with QLT USA, Inc., a wholly-owned subsidiary of QLT Inc. (NASDAQ: QLTI) (TSX: QLT), to acquire QLT’s Aczone® (dapsone) Gel 5% product, a topical treatment for acne vulgaris.
Aczone® Gel 5% is indicated in the United States and Canada for the treatment of acne vulgaris in patients 12 years and older. In two randomized, double-blind, vehicle controlled clinical studies involving approximately 3,000 patients, Aczone® Gel 5% achieved a statistically significant reduction in the number of acne lesions and a better success rate relative to vehicle use alone on the Global Acne Assessment Score, a 5-point scale designed to assess the severity of facial acne vulgaris ranging from no or minimal to significant acne lesions. Aczone® Gel 5% is the only acne treatment harnessing dapsone in a topical formulation to provide patients with a convenient and effective therapy.
“Aczone® Gel 5% is the first new chemical entity approved by the FDA for the treatment of acne in several years, and represents an important clinical advance in dermatology with a robust safety and efficacy profile demonstrated in more than 3,000 patients,” said Scott Whitcup, Allergan’s Executive Vice President of Research and Development. “We are excited to make Aczone® Gel 5% widely available to dermatologists and their patients in North America, underscoring our commitment to continue to invest and respond to unmet medical needs in dermatologic therapies and building upon our more than 10 years of success with TAZORAC®.”
Allergan expects to launch Aczone® Gel 5% in the fourth quarter of 2008 to dermatologists in the United States and Canada.
Under the terms of the agreement, Allergan will pay approximately $150 million for all assets relating to Aczone® Gel 5% upon closing, which is expected to occur in the third quarter of 2008. Closing of the transaction is subject to antitrust clearance under the Hart-Scott-Rodino Act and other customary closing conditions. Allergan estimates that Aczone® Gel 5% could reach peak year revenue in excess of $75 million. Allergan anticipates the transaction will not be dilutive in 2008. Therefore, Allergan’s financial guidance provided on May 7, 2008, remains unchanged.
About Acne
Acne vulgaris, or acne, is a common skin disorder with an estimated 80 percent of all people between the ages of 11 and 30 years old experiencing outbreaks at some point.1 Acne treatment depends on whether a patient has a mild, moderate, or severe form. Fortunately,

[1] National Institute of Arthritis and Musculoskeletal and Skin Diseases. National Institutes of Health. What is acne? Fast facts: an easy-to-read series of publications for the public. Available at: http://www.niams.nih.gov/health_info/acne/default.asp#acne_d. Accessed November 13, 2007 acne is also one of the most treatable skin conditions once a physician and patient find an appropriate product and dosage.
About Aczone® Gel 5%
Aczone® Gel is an aqueous topical gel formulation containing 5% dapsone developed by QLT, Inc.’s wholly owned subsidiary, QLT USA, Inc., for the treatment of acne vulgaris. Combining dapsone in a Solvent Microparticulate gel enables dapsone to be applied topically and safely. Aczone® Gel 5% was originally approved by the U.S. Food and Drug Administration (FDA) in July 2005 and by Health Canada in June 2006. On March 17, 2008, and on June 5, 2008, the Aczone® Gel label was updated by the FDA and Health Canada respectively to remove certain restrictive requirements. The most common adverse events reported with Aczone® Gel 5% in controlled clinical trials included oiliness/peeling, dryness, and erythema. There were no significant differences in the adverse event rates between Aczone® Gel 5% and vehicle control treated patients.
Forward-Looking Statements
This press release contains “forward-looking statements,” including the statements by Dr. Whitcup, certain statements regarding the timing of the closing and subsequent product launch, the dilutive effect of the transaction and 2008 guidance, and other statements regarding the safety, efficacy and market potential of Aczone® Gel 5%. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things, general industry, economic and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; challenges related to product marketing, such as the unpredictability of market acceptance for new pharmaceutical products; inconsistency of treatment results among patients; the potential for product failures; potential difficulties in manufacturing new products; and governmental laws and regulations affecting domestic and foreign operations. Among other risks, the transaction may not close, or close on the schedule anticipated, the product may not launch on schedule and we may not achieve the anticipated financial results from our acquisition of the product. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K and Allergan’s Form 10-Q for the quarter ended March 31, 2008. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.
About Allergan, Inc.
Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries. For more information, visit Allergan’s Web site at www.allergan.com.

About QLT Inc.
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. QLT’s research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, QLT utilizes three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit QLT’s Web site at www.qltinc.com.
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Allergan Contacts
Caroline Van Hove (714) 246-5134 (media)
Heather Katt (714) 246-6224 (media)
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
QLT Contacts
QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: (604) 707-7000 or 1-800-663-5486
Fax: (604) 707-7001
The Trout Group:
New York, USA
Brandon Lewis
Telephone: (646) 378-2915
or
Marcy Strickler
Telephone: (646) 378-2927
QLT Plug Delivery, Inc. is a wholly-owned subsidiary of QLT Inc.
Aczone and Atrigel are both registered trademarks of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.

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